Exhibit 99

News Release
	Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER EARNINGS FOR 2012

Clearfield, Pennsylvania – October 22, 2012

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the third quarter and first nine months of 2012. Highlights include the following:

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Net income of $4.6 million for the three months ended September 30, 2012, or $0.37 per share, a 12.2% increase in net income and a 12.1% increase in diluted earnings per share over the three months ended September 30, 2011.

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Net income of $13.2 million for the nine months ended September 30, 2012, or $1.06 per share, a 17.9% increase in net income and a 16.5% increase in diluted earnings per share over the nine months ended September 30, 2011.

•

Annualized returns on average assets and equity of 1.04% and 12.70%, respectively, for the nine months ended September 30, 2012 compared to returns on average assets and equity of 1.01% and 12.54%, respectively, for the nine months ended September 30, 2011.

•

Net interest income for the three months ended September 30, 2012 of $13.7 million, an increase of 3.0% over the $13.3 million for the quarter ended June 30, 2012 and an increase of 10.4% over the third quarter of 2011. Net interest income of $39.6 million for the nine months ended September 30, 2012 was an 11.3% increase compared to the nine months ended September 30, 2011.

•	Total loans of $910.2 million at September 30, 2012, an increase of $74.6 million, or 8.9%, compared to September 30, 2011.

•	Deposits of $1.48 billion at September 30, 2012, an increase of $182.7 million, or 14.1%, compared to September 30, 2011.

•	Total non-performing assets of $19.5 million, or 1.12% of total assets as of September 30, 2012.

Joseph B. Bower, Jr., President and CEO, commented, “Although our balance sheet growth was not as significant as the first six months of 2012, we increased both loans and deposits during the third quarter. In addition, the improvement in our net interest margin during the third quarter reverses the trend of net interest margin compression that we’ve been experiencing for several quarters.”

Net Interest Income and Margin

During the nine months ended September 30, 2012, net interest income increased $4.0 million, or 11.3%, compared to the nine months ended September 30, 2011. Net interest margin on a fully tax equivalent basis was 3.49% for the nine months ended September 30, 2012, compared to 3.59% for the nine months ended September 30, 2011. Net interest margin was 3.47% in the first and second quarters of 2012 and 3.53% in the third quarter of 2012, as CNB was able to attract and deploy low cost core deposits into loans within our markets.

Although the yield on earnings assets decreased from 4.88% during the nine months ended September 30, 2011 to 4.45% during the nine months ended September 30, 2012, CNB’s average earning assets increased from $1.38 billion to $1.61 billion, or 16.2%, resulting in an increase in interest income of $2.3 million, or 4.6%.

Due to growth in core deposits, interest-bearing liabilities have increased significantly during the last twelve months. Interest-bearing deposits as of September 30, 2012 grew $165.9 million, or 14.5%, as compared to September 30, 2011. However, interest expense for the nine months ended September 30, 2012 decreased by $1.8 million, or 13.3%, compared to the nine months ended September 30, 2011, as a result of decreases in the cost of core deposits. CNB’s strong and growing deposit base and low cost of funds have, along with the increase in average earnings assets described above, offset the decline in yield on earning assets, resulting in the increase in net interest income.

Asset Quality

During the nine months ended September 30, 2012, CNB recorded a provision for loan losses of $4.0 million, as compared to a provision for loan losses of $2.7 million for the nine months ended September 30, 2011. During the quarter ended September 30, 2012, CNB recorded a provision for loan losses of $1.2 million, as compared to a provision for loan losses of $904 thousand during the quarter ended September 30, 2011.

In May 2012, CNB management determined that one relationship comprising a commercial loan of $2.4 million and two consumer loans totaling $200 thousand had become impaired. CNB charged off the balances of the consumer loans and recorded a specific allocation of $1.1 million for the commercial loan based on CNB’s evaluation of the borrowers’ ability and willingness to repay the loan. As a result, the provision for loan losses increased by $1.3 million during the nine months ended September 30, 2012. CNB charged off $750 thousand related to the commercial loan in the third quarter of 2012. In September 2012, one relationship comprising two commercial mortgage loans totaling $1.7 million that had previously been modified in a troubled debt restructuring defaulted under its restructured terms, resulting in an increase in the provision for loan losses during the three and nine months ended September 30, 2012 of $503 thousand. It is possible that further deterioration with respect to these loan relationships may occur in the future.

In October 2012, an impaired commercial loan was partially repaid, resulting in an additional chargeoff of $109 thousand and a reduction in nonperforming assets of $1.8 million.

Non-Interest Income

Excluding the effects of the securities transactions described below, non-interest income was $7.9 million for the nine months ended September 30, 2012, compared to $7.7 million for the nine months ended September 30, 2011. Net realized gains on available-for-sale securities were $1.4 million during the nine months ended September 30, 2012, compared to $158 thousand during the nine months ended September 30, 2011. Net realized and unrealized gains (losses) on securities for which fair value was elected were $455 thousand and ($216) thousand during the nine months ended September 30, 2012 and 2011, respectively. An other-than-temporary impairment charge of $398 thousand was recorded in earnings on structured pooled trust preferred securities during the nine months ended September 30, 2011.

Non-Interest Expenses

Total non-interest expenses increased $2.3 million, or 9.3%, during the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011. Salaries and benefits expenses increased $1.3 million, or 10.4%, during the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011, in part due to routine merit increases, an increase in average full-time equivalent employees, and increases in certain employee benefit expenses, such as health insurance costs, which continue to increase in line with market conditions. In addition, other non-interest expenses increased from $7.6 million for the nine months ended September 30, 2011 to $8.7 million for the nine months ended September 30, 2012 as a result of CNB’s continued growth.

Total non-interest expenses on an annualized basis in relation to CNB’s average asset size declined from 2.22% for the nine months ended September 30, 2011 to 2.12% for the nine months ended September 30, 2012.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.7 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division and 28 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended September 30,			(unaudited) Nine Months Ended September 30,
	2012	2011	% change	2012	2011	% change
	(Dollars in thousands, except share and per share data)
Income Statement
Interest income	$17,133	$16,793	2.0%	$51,164	$48,904	4.6%
Interest expense	3,463	4,415	-21.6%	11,543	13,315	-13.3%

Net interest income	13,670	12,378	10.4%	39,621	35,589	11.3%
Provision for loan losses	1,188	904	31.4%	4,038	2,673	51.1%

Net interest income after provision for loan losses	12,482	11,474	8.8%	35,583	32,916	8.1%

Non-interest income
Wealth and asset management fees	498	415	20.0%	1,311	1,225	7.0%
Service charges on deposit accounts	1,049	1,097	-4.4%	3,020	3,129	-3.5%
Other service charges and fees	467	433	7.9%	1,367	1,201	13.8%
Net realized and unrealized gains (losses) on securities for which fair value was elected	275	(313)	-187.9%	455	(216)	-310.6%
Mortgage banking	225	172	30.8%	686	506	35.6%
Bank owned life insurance	229	213	7.5%	752	674	11.6%
Other	233	361	-35.5%	767	986	-22.2%

Total other-than-temporary impairment losses on available for sale securities	—	—	NA	—	(398)	-100.0%
Less portion of loss recognized in other comprehensive income	—	—	NA	—	—	NA

Net impairment losses recognized in earnings	—	—	NA	—	(398)	-100.0%
Net realized gains on available-for-sale securities	103	84	22.6%	1,400	158	786.1%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	103	84	22.6%	1,400	(240)	-683.3%

Total non-interest income	3,079	2,462	25.1%	9,758	7,265	34.3%

Non-interest expenses
Salaries and benefits	4,831	4,402	9.7%	14,175	12,842	10.4%
Net occupancy expense of premises	1,138	1,076	5.8%	3,394	3,378	0.5%
FDIC insurance premiums	283	240	17.9%	816	969	-15.8%
Other	2,956	2,592	14.0%	8,670	7,553	14.8%

Total non-interest expenses	9,208	8,310	10.8%	27,055	24,742	9.3%

Income before income taxes	6,353	5,626	12.9%	18,286	15,439	18.4%
Income tax expense	1,790	1,559	14.8%	5,040	4,204	19.9%

Net income	$4,563	$4,067	12.2%	$13,246	$11,235	17.9%

Average diluted shares outstanding	12,411,449	12,290,914		12,391,178	12,261,559

Diluted earnings per share	$0.37	$0.33	12.1%	$1.06	$0.91	16.5%
Cash dividends per share	$0.165	$0.165	0.0%	$0.495	$0.495	0.0%

Payout ratio	45%	50%		47%	54%
Average Balances
Loans, net of unearned income	$910,214	$832,219		$884,946	$811,733
Total earning assets	1,638,483	1,421,750		1,605,806	1,381,540
Total assets	1,735,532	1,523,209		1,700,846	1,485,056
Total deposits	1,468,485	1,277,754		1,434,085	1,242,163
Shareholders’ equity	143,606	127,878		139,036	119,454

Performance Ratios
Return on average assets	1.05%	1.07%		1.04%	1.01%
Return on average equity	12.71%	12.72%		12.70%	12.54%
Net interest margin (FTE)	3.53%	3.62%		3.49%	3.59%

Loan Charge-Offs
Net loan charge-offs	$1,228	$366		$3,004	$1,248
Net loan charge-offs / average loans	0.54%	0.18%		0.45%	0.20%

	(unaudited) September 30, 2012	(unaudited) June 30, 2012	December 31, 2011	(unaudited) September 30, 2011	% change versus
					6/30/12	9/30/11
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$910,217	$906,767	$849,883	$835,666	0.4%	8.9%
Loans held for sale	3,847	1,499	1,442	1,049	156.6%	266.7%
Investment securities	722,904	719,012	641,340	595,261	0.5%	21.4%
FHLB and other equity interests	6,755	6,848	6,537	6,594	-1.4%	2.4%
Other earning assets	4,050	3,531	3,895	3,851	14.7%	5.2%

Total earning assets	1,647,773	1,637,657	1,503,097	1,442,421	0.6%	14.2%

Allowance for loan losses	(13,649)	(13,690)	(12,615)	(12,252)	-0.3%	11.4%
Goodwill	10,946	10,821	10,821	10,821	1.2%	1.2%
Other assets	96,127	86,232	100,904	102,682	11.5%	-6.4%

Total assets	$1,741,197	$1,721,020	$1,602,207	$1,543,672	1.2%	12.8%

Non interest-bearing deposits	$168,888	$163,153	$152,732	$152,127	3.5%	11.0%
Interest-bearing deposits	1,311,382	1,292,268	1,201,119	1,145,435	1.5%	14.5%

Total deposits	1,480,270	1,455,421	1,353,851	1,297,562	1.7%	14.1%

Borrowings	74,336	82,182	74,456	75,424	-9.5%	-1.4%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	22,280	23,150	21,391	19,635	-3.8%	13.5%

Common stock	—	—	—	—	NA	NA
Additional paid in capital	44,150	44,099	44,350	44,458	0.1%	-0.7%
Retained earnings	87,128	84,619	80,038	78,209	3.0%	11.4%
Treasury stock	(1,828)	(2,289)	(3,260)	(4,023)	-20.1%	-54.6%
Accumulated other comprehensive income	14,241	13,218	10,761	11,787	7.7%	20.8%

Total shareholders’ equity	143,691	139,647	131,889	130,431	2.9%	10.2%

Total liabilities and shareholders’ equity	$1,741,197	$1,721,020	$1,602,207	$1,543,672	1.2%	12.8%

Ending shares outstanding	12,470,371	12,440,423	12,377,318	12,327,743

Book value per share	$11.52	$11.23	$10.66	$10.58
Tangible book value per share (*)	$10.64	$10.36	$9.78	$9.70

Capital Ratios
Tangible common equity / tangible assets (*)	7.67%	7.53%	7.61%	7.80%
Leverage ratio	8.03%	7.90%	8.22%	8.44%
Tier 1 risk based ratio	14.10%	13.79%	13.89%	14.03%
Total risk based ratio	15.36%	15.04%	15.14%	15.28%

Asset Quality
Non-accrual loans	$18,557	$18,109	$16,567	$17,270
Loans 90+ days past due and accruing	454	284	441	1,834

Total non-performing loans	19,011	18,393	17,008	19,104
Other real estate owned	491	126	505	359

Total non-performing assets	$19,502	$18,519	$17,513	$19,463

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,726	$10,449	$7,688	$6,279
Non-performing TDR loans **	1,657	—	—	—

Total TDR loans	$10,383	$10,449	$7,688	$6,279

Non-performing assets / Loans + OREO	2.14%	2.04%	2.06%	2.33%
Non-performing assets / Total assets	1.12%	1.08%	1.09%	1.26%
Allowance for loan losses / Loans	1.50%	1.51%	1.48%	1.47%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
**	- Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited) September 30, 2012	(unaudited) June 30, 2012	December 31, 2011	(unaudited) September 30, 2011
Shareholders’ equity	$143,691	$139,647	$131,889	$130,431
Less goodwill	10,946	10,821	10,821	10,821

Tangible common equity	$132,745	$128,826	$121,068	$119,610

Total assets	$1,741,197	$1,721,020	$1,602,207	$1,543,672
Less goodwill	10,946	10,821	10,821	10,821

Tangible assets	$1,730,251	$1,710,199	$1,591,386	$1,532,851

Ending shares outstanding	12,470,371	12,440,423	12,377,318	12,327,743

Tangible book value per share	$10.64	$10.36	$9.78	$9.70
Tangible common equity/Tangible assets	7.67%	7.53%	7.61%	7.80%